AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1998
                                                    REGISTRATION NO.  333-
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                      GULFSTREAM AEROSPACE CORPORATION
           (Exact name of registrant as specified in its charter)

              DELAWARE                                  13-3554834
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                 Identification Number)

                               P.O. BOX 2206
                            500 GULFSTREAM ROAD
                        SAVANNAH, GEORGIA 31402-2206
                     (Address of registrant's principal
                             executive offices)


                             100TH GULFSTREAM V
                            STOCK OPTION PROGRAM
                          (Full title of the plan)

                            IRA P. BERMAN, ESQ.
                 SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            500 GULFSTREAM ROAD
                               P.O. BOX 2206
                          SAVANNAH, GEORGIA 31402
                               (912) 965-3000
         (Name, address, and telephone number of agent for service)

                                          CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF SECURITIES              AMOUNT TO BE     OFFERING PRICE         AGGREGATE            AMOUNT OF
            TO BE REGISTERED                REGISTERED         PER SHARE         OFFERING PRICE     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share        555,200         $ 43.00 (FN1)      $ 23,873,600.00(FN1)   $7,042.71(FN1)
=======================================================================================================================

(1) Pursuant to Rule 457 (h), the maximum offering price and registration are based on the maximum price at which employee stock options covering the registered shares may be exercised.

                              EXPLANATORY NOTE

          This Registration Statement relates to a program under which Gulfstream Aerospace Corporation (the "Company") will grant to each full-time employee (excluding Vice President level and above and commissioned sales executives) an option to buy 100 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), in recognition of the sale of the 100th Gulfstream V Aircraft.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement.

               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K"); and

               (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998; and

               (c) The description of the Common Stock of the Company, which is registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), contained in the Registration Statement on Form S-1 filed with the Commission on October 9, 1996 (No. 333-09897).

          All documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement as so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Restated Certificate of Incorporation and the By-Laws of the Company provide for indemnification, to the fullest extent permitted by the DGCL, of any person who is or was involved in any manner in any pending, threatened or completed investigation, claim or other proceeding by reason of the fact that such person is or was a director or officer of the Company or, at the request of the Company, is or was serving as a director or officer of another entity, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the investigation, claim or other proceeding. The By-Laws also provide that the Company shall advance expenses to a director or officer upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Company.

          Article SIXTH of the Restated Certificate of Incorporation provides that directors of the Company shall not, to the fullest extent permitted by the DGCL, be liable to the Company or any of its stockholders for monetary damages for any breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that if the DGCL is amended to permit further elimination or limitation of the personal liability of directors, then the liability of the directors of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

          The Company and Gulfstream Delaware Corporation have entered into agreements to provide indemnification for the Company's directors and certain officers in addition to the indemnification provided for in the Restated Certificate of Incorporation and the By-Laws. These agreements, among other things, will indemnify the Company's directors and certain officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees) and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company or another entity for which such person was serving as an officer or director at the request of the Company.

          Policies of insurance are maintained by the Company under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 8.   EXHIBITS

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT

4.1    --      Form of Restated Certificate of Incorporation. (Filed as
               Exhibit 3.1 to the Company's Registration Statement on Form
               S-1 (File No. 333-09897) and incorporated herein by reference)

4.2    --      Form of Restated By-Laws. (Filed as Exhibit 3.2 to the
               Company's Registration Statement on Form S-1 (File No.
               333-09897) and incorporated herein by reference)

4.3    --      Specimen Form of Common Stock Certificate. (Filed as Exhibit
               4.1 to the Company's Registration Statement on Form S-1
               (File No. 333-09897) and incorporated herein by reference)

4.4    --      Resolutions of the Employee Benefit Plan Committee of the
               Board of Directors granting the options covered by the Registration.*

4.5    --      Form of Employee Stock Option Agreement.*

5.1    --      Opinion of Ira P. Berman, Esq. (as to the legality of the
               shares of Common Stock covered by the Registration
               Statement) *

23.1   --      Consent of Deloitte & Touche LLP*

23.2   --      Consent of Ira P. Berman, Esq. (included in Exhibit 5.1)

24.1   --      Powers of Attorney (included on the signature pages)

*    Filed herewith.

ITEM 9.   UNDERTAKINGS

          The Company hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Savannah, Georgia, on June 30, 1998.


                                         GULFSTREAM AEROSPACE CORPORATION


                                         By: /s/ Chris A. Davis
                                             ----------------------------
                                             Chris A. Davis
                                             Executive Vice President and
                                             Chief Financial Officer


                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris A. Davis and Ira P. Berman, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                           TITLE                       DATE
       ---------                           -----                       ----

/s/ Theodore J. Forstmann          Chairman of the Board           June 26, 1998
-------------------------------    and Director
Theodore J. Forstmann

/s/ James T. Johnson               President and Chief Operating   June 26, 1998
-------------------------------    Officer and Director
James T. Johnson

/s/ Bryan T. Moss                  Vice Chairman of the Board      June 26, 1998
-------------------------------    and Director
Bryan T. Moss

/s/ Chris A. Davis                 Executive Vice President,       June 26, 1998
-------------------------------    Chief Financial Officer
Chris A. Davis                     and Secretary (Principal
                                   Financial Officer and
                                   Principal Accounting Officer)
                                   and Director

/s/ W. W. Boisture, Jr.            Executive Vice President and    June 25, 1998
-------------------------------    Director
W.W. Boisture, Jr.

/s/ Robert Anderson                Director                        June 25, 1998
-------------------------------
Robert Anderson

/s/ Charlotte L. Beers             Director                        June 26, 1998
-------------------------------
Charlotte L. Beers

/s/ Thomas D. Bell, Jr.            Director                        June 26, 1998
-------------------------------
Thomas D. Bell, Jr.

/s/ Lynn Forester                  Director                        June 26, 1998
-------------------------------
Lynn Forester

/s/ Nicholas C. Forstmann          Director                        June 26, 1998
-------------------------------
Nicholas C. Forstmann

/s/ Sandra J. Horbach              Director                        June 26, 1998
-------------------------------
Sandra J. Horbach

/s/ Henry A. Kissinger             Director                        June 26, 1998
-------------------------------
Henry A. Kissinger

/s/ Drew Lewis                     Director                        June 26, 1998
-------------------------------
Drew Lewis

/s/ Mark H. McCormack              Director                        June 29, 1998
-------------------------------
Mark H. McCormack

/s/ Michael S. Ovitz               Director                        June 26, 1998
-------------------------------
Michael S. Ovitz

/s/ Allen E. Paulson               Director                        June 25, 1998
-------------------------------
Allen E. Paulson

/s/ Roger S. Penske                Director                        June 26, 1998
-------------------------------
Roger S. Penske

/s/ Colin L. Powell                Director                        June 25, 1998
-------------------------------
Colin L. Powell

/s/ Gerard Roche                   Director                        June 25, 1998
-------------------------------
Gerard Roche

/s/ Donald H. Rumsfeld             Director                        June 26, 1998
-------------------------------
Donald H. Rumsfeld

/s/ George P. Shultz               Director                        June 26, 1998
-------------------------------
George P. Shultz

/s/ Robert S. Strauss              Director                        June 26, 1998
-------------------------------
Robert S. Strauss



                             INDEX TO EXHIBITS
                             -----------------

  EXHIBIT NO.
  -----------
                            DESCRIPTION OF EXHIBIT                 PAGE NO.
                            ----------------------                 --------

4.1--          Form of Restated Certificate of
               Incorporation. (Filed as Exhibit 3.1 to the
               Company's Registration Statement on Form S-1
               (File No. 333-09897) and incorporated herein by reference)

4.2--          Form of Restated By-Laws. (Filed as Exhibit
               3.2 to the Company's Registration Statement on Form S-1 (File No. 333-09897) and incorporated herein by reference

4.3--          Specimen Form of Common Stock Certificate.
               (Filed as Exhibit 4.1 to the Company's
               Registration Statement on Form S-1 (File No.
               333-09897) and incorporated herein by
               reference)

4.4--          Resolutions of the Employee Benefit Plan
               Committee of the Board of Directors granting the options covered by the Registration
               Statement. *

4.5--          Form of Employee Stock Option Agreement. *

5.1-- Opinion of Ira P. Berman, Esq. (as to the legality of the shares of Common Stock covered by the Registration Statement) *

23.1--         Consent of Deloitte & Touche LLP *

23.2--         Consent of Ira P. Berman, Esq. (included in
               Exhibit 5.1).

24.1-- Powers of Attorney (included on the signature pages)




*   Filed herewith.